United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 6, 2003

UNIVEST CORPORATION OF PENNSYLVANIA

(Exact name of registrant as specified in its charter)

Pennsylvania	0-7617	23-1886144

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Ident. No.)

14 North Main Street, Souderton, Pennsylvania 18964

(Address of principal executive office)(Zip Code)

Registrant’s telephone number, including area code (215) 721-2400

Not applicable

(Former name or former address, if changed since last report)

Item 5. Other Events
Item 7. Financial Statements and Exhibits.
SIGNATURE
PRESS RELEASE DATED OCTOBER 6, 2003

Item 5. Other Events

     On October 6, 2003, Univest Corporation of Pennsylvania, parent company of Univest National Bank and Trust Co., Univest Insurance, Inc. and Univest Investments, Inc., announced the completion of the merger of Suburban Community Bank, which has merged with and into Univest National Bank and Trust Co.

Item 7. Financial Statements and Exhibits.

(c)  Exhibits

99	-	Press Release dated October 6, 2003, of Univest Corporation of Pennsylvania announced the completion of the merger of Suburban Community Bank.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Univest Corporation of Pennsylvania

	By	/s/ William S. Aichele

Name: William S. Aichele
Title: President and Chief Executive Officer
Date: October 7, 2003